EXHIBIT 99.1

Contact:

Scott Solomon

Vice President

Sharon Merrill Associates, Inc.

617.542.5300

cyno@investorrelations.com

CYNOSURE REPORTS THIRD QUARTER REVENUE INCREASE OF 70%

TO RECORD $31.5 MILLION

New Products, Continued Operating Efficiency Drive 65% Gross Margin

Westford, Mass., November 1, 2007 – Cynosure, Inc. (NASDAQ: CYNO), a leading developer and manufacturer of a broad array of light-based aesthetic treatment systems, today announced record revenues and net income for the three months ended September 30, 2007.

Third Quarter 2007 Financial Results

Revenues increased 70% to $31.5 million in the third quarter of 2007, from $18.6 million for the third quarter of 2006. Gross profit margin increased 510 basis points to 65.0% of total revenues compared with 59.9% for the same period in 2006. Third quarter 2007 net income was $4.4 million, or $0.34 per diluted share, compared with a net loss of $4.2 million, or $0.38 per share, in the third quarter of 2006. Results for the 2006 period included a $10 million charge relating to a royalty settlement. No similar charge was incurred during the 2007 period.

Non-GAAP net income, which excludes stock-based compensation expense and its related income tax effects, was $5.1 million, or $0.40 per diluted share, for the third quarter of 2007. This compares with Non-GAAP net income of $1.9 million, or $0.16 per diluted share, in the third quarter of 2006, which excludes stock-based compensation expense, the $10 million royalty settlement and their related income tax effects. Please refer to the financial reconciliations included in this news release for a reconciliation of GAAP results to Non-GAAP results for the three months ended September 30, 2007 and 2006.

“The combination of strong demand for our newest aesthetic laser systems and continued operating efficiency drove record financial results for Cynosure in the third quarter of 2007,” said President and Chief Executive Officer Michael Davin. “Laser product revenue increased 74% year-over-year, reflecting the rapid market penetration of Smartlipo®, our proprietary LaserBodySculpting® workstation, and Affirm® , our new multi-energy platform for anti-aging. Smartlipo is becoming a highly recognized brand in the emerging laser lipolysis marketplace, and we are supporting the product platform with a comprehensive training program that now includes 16 sites in North America. At the same time, Affirm continues to win accolades from the aesthetic medical community.

“With the launch of our 18-watt Smartlipo at the Plastic Surgery 2007 Meeting, we now have a family of three LaserBodySculpting products to meet the unique needs of our aesthetic surgical customer base,” Davin said. “Both the 6-watt and 10-watt Smartlipo workstations are upgradable to the new 18-watt system, which is designed for dermatologists and plastic surgeons with higher volume practices. These customers appreciate the ease of use and efficiency of the new system. It allows them to complete a typical procedure in about one-third the time as the original Smartlipo, with the same level of safety and efficacy as the 6-watt and 10-watt versions.”

During the third quarter, Cynosure announced the appointment of John F. Lenihan to the new position of Vice President of International Distribution. Lenihan will manage and develop Cynosure’s international distributor business, focusing on Europe and the Middle East. Lenihan’s appointment was a key component in Cynosure’s effort to broaden its international distribution, an initiative that included the promotion of Stephen Lim to head the company’s international distribution effort in the Asia-Pacific region. Lenihan and Lim will report to Kenji Shimizu, Executive Vice President of International Sales.

“International expansion remains a key strategy for Cynosure, particularly as we prepare to introduce next generation products and explore new markets,” Davin said. “We want to continue the momentum we have achieved through our current international alliances.”

Nine-Month Results

For the nine months ended September 30, 2007, revenues increased approximately 63% to $87.7 million from $53.8 million for the same period in 2006. Net income for the first nine months of 2007 was $9.2 million, or $0.73 per diluted share, versus a net loss of $2.2 million, or $0.20 per share, for the same period in 2006.

Non-GAAP net income, which excludes stock-based compensation expense and its related income tax effects and, for 2006, expenses relating to the termination of two agreements associated with Cynosure’s legacy relationship with Sona MedSpa International and the royalty settlement and their related income tax effects, was $12.4 million, or $0.99 per diluted share, for the first nine months of 2007 compared with $5.2 million, or $0.42 per diluted share, for the first nine months of 2006. Please refer to the financial reconciliations included in this news release for a reconciliation of GAAP results to Non-GAAP results for the nine months ended September 30, 2007 and 2006.

Business Outlook

“Our commitment to product innovation, physician training and cutting-edge technology has enabled Cynosure to achieve outstanding results through the first nine months of 2007, and has put us on pace to deliver a year of record growth,” Davin said. “We are focused on growing faster than the aesthetic laser market, and our newest products, including Affirm and Smartlipo, position us to do just that. They have raised the bar for performance and satisfaction, opening exciting opportunities to introduce new generations of these systems and to expand our market share in the quarters ahead.”

Use of Non-GAAP Financial Measures

To supplement Cynosure’s consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined as non-GAAP financial measures by the SEC: non-GAAP net income and non-GAAP diluted earnings per share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore not comparable to, similar measures used by other companies. Although certain non-GAAP financial measures used in this release exclude the accounting treatment of stock-based compensation, these non-GAAP measures should not be relied upon independently, as they ignore the contribution to our operating results that is generated by the incentive and compensation effects of the underlying stock-based compensation programs. For more information on these non-GAAP financial measures, please see the non-GAAP data included at the end of this release. This data has more details of the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

Cynosure’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our core business operating results. Cynosure believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Cynosure’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to Cynosure’s historical performance and our competitors’ operating results. Cynosure believes that these non-GAAP measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Conference Call

Cynosure will host a conference call for investors today at 9:00 a.m. ET. On the call, Michael Davin and Timothy Baker, the company’s executive vice president and chief financial officer, will discuss the third-quarter 2007 financial results, provide a business update and discuss the company’s growth strategy.

Those who wish to listen to the conference call webcast should visit the “Investor Relations” section of the company’s website at www.cynosure.com. The live call also can be accessed by dialing (877) 681-3378 or (719) 325-4802 (confirmation code: 4873934). If you are unable to listen to the live call, the webcast will be archived on the company’s website.

About Cynosure, Inc.

Cynosure, Inc. develops and markets aesthetic treatment systems that are used by physicians and other practitioners to perform non-invasive and minimally invasive procedures to remove hair, treat vascular lesions, rejuvenate skin through the treatment of shallow vascular and pigmented lesions, laser lipolysis and temporarily reduce the appearance of cellulite. Cynosure’s products include a broad range of laser and other light-based energy sources, including Alexandrite, pulsed dye, Nd:YAG and diode lasers, as well as intense pulsed light. Cynosure was founded in 1991.

For corporate or product information, contact Cynosure at 800-886-2966, or visit www.cynosure.com.

Safe Harbor

Any statements in this press release about future expectations, plans and prospects for Cynosure, Inc., including statements about the company’s expectations and future financial performance, as well as other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including Cynosure’s history of operating losses, its reliance on sole source suppliers, the inability to accurately predict the timing or outcome of regulatory decisions, changes in consumer preferences, competition in the aesthetic laser industry, economic, market, technological and other factors discussed in Cynosure’s most recent Annual Report on Form 10-K, which is filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Cynosure’s views as of the date of this press release. Cynosure anticipates that subsequent events and developments will cause its views to change. However, while Cynosure may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Cynosure’s views as of any date subsequent to the date of this press release.

Condensed Consolidated Balance Sheet

(In thousands)

	September 30, 2007	December 31, 2006
	(unaudited)
Assets:
Cash, cash equivalents and marketable securities	$76,963	$57,246
Accounts receivable, net	22,549	19,871
Amounts due from related parties	16	335
Inventories	23,216	17,624
Deferred tax asset, current portion	2,714	2,604
Prepaid expenses and other current assets	2,857	4,977

Total current assets	128,315	102,657
Property and equipment, net	6,670	5,662
Other noncurrent assets	1,272	1,247

Total assets	$136,257	$109,566

Liabilities and stockholders’ equity:
Accounts payable and accrued expenses	$19,635	$17,063
Amounts due to related parties	2,021	1,052
Short-term loan	—	167
Deferred revenue	4,409	3,476
Capital lease obligations	465	439

Total current liabilities	26,530	22,197

Capital lease obligations, net of current portion	829	1,069
Deferred revenue, net of current portion	374	311
Other long-term liabilities	157	119

Total stockholders’ equity	108,367	85,870

Total liabilities and stockholders’ equity	$136,257	$109,566

Consolidated Statements of Income

(In thousands, except per share data)

	Three Months September 30,		Nine Months September 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Revenues	$31,533	$18,556	$87,742	$53,826
Cost of revenues	11,045	7,442	32,035	23,015

Gross profit	20,488	11,114	55,707	30,811

Operating expenses
Selling and marketing	10,310	6,372	29,447	17,979
Research and development	1,468	1,207	4,958	3,455
General and administrative	3,143	2,041	8,371	6,218
Royalty settlement	—	10,000	—	10,000

Total operating expenses	14,921	19,620	42,776	37,652

Income (loss) from operations	5,567	(8,506)	12,931	(6,841)
Interest income, net	661	680	1,762	2,063
Other income, net	356	215	440	621

Income (loss) before income taxes	6,584	(7,611)	15,133	(4,157)

Income tax provision (benefit)	2,207	(3,370)	5,927	(2,019)
Minority interest in net income of subsidiary	—	6	—	41

Net income (loss)	$4,377	$(4,247)	$9,206	$(2,179)

Diluted net income (loss) per share	$0.34	$(0.38)	$0.73	$(0.20)

Diluted weighted average shares outstanding	12,751	11,107	12,604	11,061

Basic net income (loss) per share	$0.36	$(0.38)	$0.78	$(0.20)

Basic weighted average shares outstanding	12,281	11,107	11,863	11,061

To supplement our consolidated financial statements presented in accordance with GAAP, Cynosure uses the following measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP diluted earnings per share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore not comparable to, similar measures used by other companies. Although certain non-GAAP financial measures used in this release exclude the accounting treatment of stock-based compensation, these non-GAAP measures should not be relied upon independently as they ignore the contribution to our operating results that is generated by the incentive and compensation effects of the underlying stock-based compensation programs.

Cynosure’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our core business operating results. Cynosure believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Cynosure’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to Cynosure’s historical performance and our competitors’ operating results. Cynosure believes that these non-GAAP measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Reconciliation of GAAP Income Statement Measures to Non-GAAP Income Statement Measures

(In thousands, except per share data)

	Three Months September 30,		Nine Months September 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Gross profit	$20,488	$11,114	$55,707	$30,811

Non-GAAP adjustments to gross profit:
Stock-based compensation	100	53	269	79
Sona - inventory writedown	—	—	—	667

Total Non-GAAP adjustments to gross profit	100	53	269	746

Non-GAAP Gross profit	$20,588	$11,167	$55,976	$31,557

	Three Months September 30,		Nine Months September 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Income (loss) from operations	$5,567	$(8,506)	$12,931	$(6,841)

Non-GAAP adjustments to income (loss) from operations:
Stock-based compensation	1,436	820	4,283	1,611
Sona - inventory writedown and provision for doubtful account	—	—	—	1,130
Royalty settlement	—	10,000	—	10,000

Total Non-GAAP adjustments to gross profit	1,436	10,820	4,283	12,741

Non-GAAP Income from operations	$7,003	$2,314	$17,214	$5,900

	Three Months September 30,		Nine Months September 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Net income (loss)	$4,377	$(4,247)	$9,206	$(2,179)

Non-GAAP adjustments to net income (loss):
Stock-based compensation	1,436	820	4,283	1,611
Sona - inventory writedown and provision for doubtful account	—	—	—	1,130
Royalty settlement	—	10,000	—	10,000
Income tax provision from IRS Audit	—	—	702	—
Income tax effect of non-GAAP adjustments	(680)	(4,638)	(1,765)	(5,410)

Total Non-GAAP adjustments to net income (loss)	756	6,182	3,220	7,331

Non-GAAP Net income	$5,133	$1,935	$12,426	$5,152

	Three Months September 30,		Nine Months September 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Diluted net income (loss) per share	$0.34	$(0.38)	$0.73	$(0.20)

Anti-dilutive impact of higher weighted average shares used to compute Non-GAAP diluted net income per share	—	0.03	—	0.02
Stock-based compensation	0.11	0.07	0.34	0.13
Sona - inventory writedown and provision for doubtful account	—	—	—	0.09
Royalty settlement	—	0.83	—	0.82
Income tax provision from IRS Audit	—	—	0.06	—
Income tax effect of Non-GAAP adjustments	(0.05)	(0.38)	(0.14)	(0.45)

Total Non-GAAP adjustments to net income (loss)	0.06	0.54	0.26	0.62

Non-GAAP Diluted net income per share	0.40	0.16	0.99	0.42

Weighted average shares used to compute diluted net income (loss) per share	12,751	11,107	12,604	11,061

Weighted average shares used to compute Non-GAAP diluted net income per share	12,751	12,061	12,604	12,125